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                                                                   EXHIBIT 10.29


                         MASTER DISTRIBUTION AGREEMENT

This Master Distribution Agreement is made this 13th day of December, 1999,

by and between

EndoSonics Europe B.V., De Bruyn Kopsstraat 15, 2288 EC Rijswijk, The Netherlands ("EndoSonics"), a wholly owned subsidiary of EndoSonics Corporation, 2870 Kilgore Road, Rancho Cordova, CA 95670, USA,

and

JOMED N.V., Stravinskylaan 2001, P.O. Box 75640, 1070 AP Amsterdam, The Netherlands, acting for and on behalf of its wholly owned subsidiaries ("Distributor").


In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.      DEFINITIONS

        The following terms when used in their capitalized form shall have the following meanings:

1.1. "Agreement" shall mean this Master Distribution Agreement, as amended, modified, or supplemented from time to time.

1.2.    "Catheters" shall mean any of the catheters as defined in Exhibit A.

1.3. "Confidential Information" shall have the meaning provided in Section 14 hereof.

1.4. "GMP" shall mean the good manufacturing practices for medical devices set forth by any act, statute, or regulation of any kind governing the products in the Territory.

1.5. "Minimum Purchase Commitment" shall have the meaning provided in Section 5 hereof.

1.6. "Products" shall mean those EndoSonics products listed in Exhibit A attached hereto.

1.7.    "Renewal term" shall have the meaning provided in Section 3.1 hereof.

1.8. "System" shall mean any of the systems or system options as defined in Exhibit A.

1.9.    "Term" shall have the meaning provided in Section 3.1 hereof.

1.10.   "Territory" shall mean those countries listed in Exhibit B hereof.

1.11. "Trademarks" shall mean each trademark, trade name, service marks, the name "EndoSonics" or any derivation thereof, brand names, signs, symbols or slogans now or hereafter used by EndoSonics in connection with the Products.

1.12.   "Wires" shall mean any of the wires as defined in Exhibit A.


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2.      APPOINTMENT; RELATIONSHIP OF PARTIES

2.1.    Appointment

        EndoSonics hereby appoints Distributor as its exclusive distributor of the Products in the Territory, subject to the terms of this Agreement. Distributor shall not distribute or otherwise promote the Products in any way outside the Territory, without the prior written authorization of EndoSonics.

        During the Term and each Renewal Term, if any, EndoSonics shall not appoint any other distributor for the sale, distribution or marketing of Products in the Territory.

        During the Term and each Renewal Term, if any, Distributor shall not sell or commercially promote products, incorporating intravascular ultrasound and/or physiological assessment technology, that compete with Products, nor shall Distributor represent, or provide either directly or indirectly marketing services to, any manufacturer or distributor in the Territory, that relate to such competing products.

2.2.    Exclusive Account Protection

        Following expiration or termination, other than by reason of a Distributor default, of this Agreement, Distributor shall retain exclusive rights to sell Catheters or Wires, whichever applies, to each end-customer account in which Distributor, during the Term, has placed a System other than on the basis of an outright capital equipment sale, and to which it retains legal title. This exclusive right shall be for the shorter of a period of three (3) years following the installation of said System or the duration of the implicit or explicit financing program agreed to between Distributor and end-customer, the terms of which shall be disclosed to EndoSonics upon Distributor's claim of exclusive rights under this section.

2.3.    Relationship of Parties

        The relationship of Distributor to EndoSonics hereunder shall be solely that of an independent contractor. Distributor and EndoSonics each acknowledge and agree that neither Distributor nor EndoSonics is an employee, employer, agent, partner, or joint venturer of the other.

        Neither Distributor nor EndoSonics shall have or hold itself as having the right or authority to assume or create any obligation or responsibility, whether express or implied, on behalf of or in the name of the other, except with the express written authority of the other.


3.      TERM - TERMINATION

3.1.    Term

        The term ("Term") of this Agreement shall commence the date hereof, and, unless terminated sooner pursuant to the provisions of Sections 3.3, shall terminate two (2) years from the date hereof; provided, however, that the parties shall meet in January 2001 to negotiate in good faith an extension of this Agreement for one year beyond the Term, if


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        Distributor has met its obligations under this Agreement for the preceding year. Following the Term, this Agreement may be extended for successive one-year periods (each such period, a "Renewal Term") upon the mutual written consent of the parties.

3.2.    Termination of Distribution Rights by Geographic Area

        It is understood and agreed between the parties that the distribution rights under this Agreement are granted to Distributor on a geographic area by area basis. At EndoSonics' option, the distribution rights in any geographic area within the Territory shall terminate upon Distributor's failure to meet the Minimum Purchase Commitment in said area subject to the provisions of Section 5. Upon such termination, Exhibit B of this Agreement shall be amended accordingly, and all rights granted by EndoSonics to Distributor within this geographic area shall cease immediately.

3.3.    Termination of Entire Agreement

        This Agreement shall terminate in its entirety upon the happening of any of the following events:

        (a) either party's failure to cure the breach of any material term, covenant, or condition of this Agreement within 30 days after the breaching party receives notice of such breach;

        (b) immediately upon written notice to one party upon the change in the structure or organization of the other party including, without limitation, the acquisition or merger of the other party;

        (c) immediately upon either parties' cessation to function as a going concern; or

        (d) immediately upon either parties' dissolution, liquidation, insolvency, bankruptcy, assignment for the benefit of creditors or admission in writing of its inability to pay its debts as they mature.

3.4.    Obligations upon Termination or Expiration

        On termination or expiration of this Agreement by either party for any reason:

        (a) All rights granted by EndoSonics to Distributor shall cease immediately, except that EndoSonics, at its sole discretion, may permit Distributor to sell any Products for which it has paid full list price for a period of three (3) months following such termination or expiration, for the sole purpose of depleting its inventory of Products. If Distributor has not sold its remaining inventory of Products at the end of said three-month period, EndoSonics, at its sole discretion, may extend such three month period for an additional three months. If EndoSonics refuses to extend such three month period, EndoSonics shall purchase all of Distributor's remaining inventory of Products at fair market value, provided that none of the remaining inventory being purchased by EndoSonics shall have been used, removed from its original packaging or carry an expired sterilization date;

        (b) Provided that the Agreement is not terminated as a result of Distributor's breach, EndoSonics shall fulfill any unexecuted orders placed by the Distributor prior to such


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               termination or expiration subject to advance payment, and
               provided that Distributor shows official written documentation of pending orders from its customers;

        (c) Distributor shall promptly pay all outstanding invoices, if any, for Products shipped by EndoSonics prior to such termination or expiration;

        (d) Distributor shall forthwith return to EndoSonics or otherwise dispose of as EndoSonics may direct, all promotional literature, manuals, catalogues, instruction sheets, diagrams and other typed or printed matter relating to the Products or to the business of EndoSonics and all copies thereof in the possession or under the control of the Distributor;

        (e) Distributor shall not claim, nor have the right to claim any compensation or indemnity whatsoever for surrendering the representation of the Products, the customers or the goodwill it has acquired for the Products or for any other or similar reason, regardless of which party terminates the Agreement or for what reasons.


4.      SALES OF PRODUCTS TO DISTRIBUTOR

4.1.    Price

        Prices to Distributor for Products shall be those set forth in the price list attached in Exhibit A. EndoSonics shall provide at least 60 days prior written notice of changes in said price list. Price changes shall not affect unfulfilled purchase orders accepted by EndoSonics prior to the effective date of such changes.

4.2.    Purchase Orders

        Purchase orders for Products by Distributor shall be placed with EndoSonics on a monthly basis, on or before the 10th of the month in which Product shipment is requested. Purchase orders shall include a specification of unit quantities by Product model, broken down by geographic area as defined in Exhibit B hereof. Purchase order quantities for any month shall conform to forecast as specified in
        Section 6.4.

        All orders for Products by Distributor shall be initiated by a written purchase order sent to EndoSonics and requesting a delivery date, provided, however, that an order may initially be placed orally. No order shall be binding upon EndoSonics until accepted by EndoSonics in writing, and EndoSonics shall have no liability to Distributor with respect to purchase orders that are not accepted. EndoSonics shall use commercially reasonable efforts to deliver Products at the times specified in its written acceptance of Distributor's purchase orders.

4.3.    Shipments

        (a) Systems: All EndoSonics systems delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in EndoSonics' standard shipping crates, marked for shipment to Distributor's distribution center, and delivered to Distributor or its carrier agent ex-works Rancho Cordova, California, USA.

        (b) Catheters and Wires: All Catheters and Wires delivered pursuant to the terms of this Agreement shall be suitably packed for airfreight shipment in EndoSonics standard shipping boxes, marked for shipment to Distributor's distribution center set forth

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               above, and delivered to Distributor or its carrier agent ex-works
               Rijswijk, The Netherlands.

        (c) Partial shipments: Unless specifically disallowed by Distributor, EndoSonics may make deliveries of shipments in installments. Such partial shipments shall be billed upon shipment by EndoSonics.

        (d) Choice of carrier: Unless otherwise instructed in writing by Distributor, EndoSonics shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to Distributor or its carrier ex works Rancho Cordova, USA or Rijswijk, The Netherlands, whichever applies.

4.4.    Payment Terms

        EndoSonics shall submit an invoice to Distributor upon shipment of all Products ordered by Distributor. The invoice shall cover Distributor's Purchase Price for the Products plus any freight, value-added, sales or other taxes, duties and other applicable costs initially paid by EndoSonics but to be borne by Distributor. Payment shall be made by wire transfer, check or other instrument approved by EndoSonics, within 60 days net, 30 days -1% discount, from the date of each invoice. No part of any amount payable to EndoSonics hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Distributor might have against EndoSonics, any other party or otherwise.

        EndoSonics, at its sole discretion, reserves the right to limit the amount of credit it may extend to Distributor, to require full or partial payment in advance, or to revoke any credit previously extended, if, in EndoSonics' judgment, Distributor's financial condition does not warrant proceeding on the terms specified.

4.5.    Payment Currency

        All payments to be made by either party hereunder shall be made in United States Dollars, or such other currency as the parties may agree upon. In the event another currency is so agreed upon, then the amount to be paid shall be calculated using the New York foreign exchange selling rate for that other currency for the business day preceding the invoice date as published in the Wall Street Journal.

4.6.    Rejection of Products

        Distributor shall inspect all Products promptly within 20 days of receipt. Distributor shall reject any Products in which the integrity of product sterility has been violated. Upon product rejection or product failure, Distributor shall notify EndoSonics and request a Returned Goods Authorization ("RGA") number. Only upon receipt of an RGA number, Distributor shall return to EndoSonics the rejected or failed Products, freight prepaid, in its original shipping carton with the RGA number displayed on the outside of the carton. Upon receipt of failed Products, EndoSonics will test such Products for failure analysis. If specific failure is observed, EndoSonics will, at its expense, replace failed Products with the same or substantially the same Products of equal value.

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4.7.    Product modifications/obsolescence

        EndoSonics reserves the right to change its Products and/or its specifications or to discontinue the manufacture of one or more of the Products, without payment or compensation to Distributor, provided that at least sixty (60) days written notice for Catheters and Wires, and at least one hundred twenty (120) days written notice for Systems, is given to Distributor in case of a Product and/or specification change, and at least one hundred twenty (120) days written notice for Catheters and Wires, and at least one hundred eighty (180) days written notice for Systems, is given to Distributor in case of a Product discontinuation. EndoSonics agrees to supply sufficient quantities of spare parts of any discontinued product to cover customer orders and/or tenders applied for by Distributor prior to the notice of a discontinued product.


5.      MINIMUM PURCHASE COMMITMENT

        During the Term, Distributor shall purchase an annual minimum amount, with reasonable Quarterly allocation, of Products (the "Minimum Purchase Commitment") for each of the geographic areas as stipulated in the individual schedules included under Exhibit C. If Distributor fails to meet the Minimum Purchase Commitment in any of the geographic areas, the parties shall jointly decide on corrective actions to be undertaken in each such area, and shall agree on a reasonable Minimum Purchase Commitment for the ensuing 6 months. If Distributor fails to meet said agreed upon 6-month Minimum Purchase Commitment, this shall constitute a material breach and basis for termination of distribution rights under
        Section 3.2, unless the sale of Products in such geographic area of the Territory is restricted by regulatory authority having jurisdiction over Products, or EndoSonics is unable to deliver Products by agreed upon delivery dates.

        For the purposes of this provision, a "purchase" of Products within the time period set forth in Exhibit C shall mean EndoSonics' shipment of such Products on or before the last day of each of such time periods.

6.      ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

6.1.    Promotion of the Products

        In addition to meeting the Minimum Purchase Commitment, Distributor shall use its best efforts to promote the sale of the Products within the Territory, to develop a market for the Products and to enhance the Company's image in the marketplace as a provider of quality medical devices. Distributor's obligations shall include, but not be limited to, preparing promotional materials in appropriate languages for the Territory, advertising the Products in trade publications within the Territory, participating in and featuring the Products at appropriate trade shows, and directly soliciting orders from customers for the Product.

6.2.    Market Analysis

        Upon execution of this Agreement and within 30 days prior to the beginning of each calendar year thereafter, Distributor shall provide EndoSonics with an analysis of market changes and trends, competition and an assessment of customer requirements for the Products, and Distributor and EndoSonics shall mutually agree in writing on the sales promotion activities and performance criteria to be met by Distributor for the year.

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6.3.    Finances and Personnel

        Distributor shall devote sufficient financial resources, technically qualified sales representatives and clinical personnel to market and sell the Products, in accordance with its obligations hereunder. Additionally, distributor shall provide adequate training to physicians and nursing staff to assist them in the proper use of the Products. Distributor shall provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice.

6.4.    Forecasts

        Upon execution of this Agreement, and prior to the 15th of each month thereafter, Distributor shall provide EndoSonics with a 6-month rolling forecast in written or electronic form, showing prospective orders by Product and intended submittal date for each geographic area in the Territory. The rolling forecast shall be updated monthly by Distributor.

        All forecasts shall be good faith estimates of Distributors' requirements; provided, however, that Distributor shall be obligated to purchase 100% (on a unit basis) of the Product quantity specified for the initial month of each such forecast. In addition, the initial month of Distributors' subsequent, monthly updated, rolling forecast shall not deviate by more than 25% of the previous forecast for that same month.

6.5.    Product Disposition by Distributor

        Distributor shall provide EndoSonics with a monthly specification of all Product shipments to its subsidiaries, agents, or representatives, broken down by geographic area as defined in Exhibit B hereof, to enable EndoSonics to track Distributor's performance by geographic area under this Agreement. Said specifications shall be provided, in written or electronic form, on or before the 15th of each month, showing Product shipments for the immediately preceding month.

6.6.    Meetings

        Distributor shall periodically make arrangements for EndoSonics' representatives to conduct sales meetings with Distributor's sales force in the Territory. EndoSonics and Distributor shall mutually agree on the date, time and location of such meetings.

6.7.    Inventory

        Distributor shall, at its own expense, maintain sufficient inventory of the Products, including inventory for demonstration purposes to fulfill its commitments under this Agreement.

6.8.    Representations

        Distributor shall not make any false or misleading representations to customers or others regarding EndoSonics or the Products. Distributor shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with EndoSonics' documentation accompanying the Products or EndoSonics' literature describing the Products, including the limited warranty and disclaimers.


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6.9.    Import and Export Requirements

        Distributor shall, at its own expense, pay for all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Distributor.

        Distributor acknowledges that EndoSonics is subject to regulation by agencies of the US and other governments, including the US Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Distributor agrees to comply with all export laws and restrictions and regulations of the US Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of, any Proprietary Information or Products or any direct product thereof in violation of any such restrictions, laws or regulations.

7.      ADDITIONAL OBLIGATIONS OF ENDOSONICS

7.1.    Product and Marketing Materials

        EndoSonics, at its expense, shall promptly provide Distributor with reasonable amounts of printed commercial and technical data and information and other publications which EndoSonics may have available from time to time.

7.2.    Territorial Inquiries

        EndoSonics shall refer to Distributor all customer leads and any correspondence or inquiries related to selling, marketing, or servicing of Products in the Territory which EndoSonics may receive while this Agreement is in effect. Similarly, Distributor shall promptly refer to EndoSonics any such customer leads, correspondence or inquiries outside the Territory.

7.3.    Distributor and Customer Support

        EndoSonics shall provide a reasonable level of product application and technical support to Distributor. EndoSonics may, at its own discretion and expense, choose to send a representative to visit customers and prospects in the Distributor's Territory, and Distributor agrees to allow access and give support to perform such tasks, provided that such visits are coordinated with Distributor. Any product application support provided by EndoSonics such as application specialist's visits to Distributor's Territory will not be invoiced to the Distributor unless specifically requested by Distributor.


8.      SERVICE AND MAINTENANCE, WARRANTY AND INSTALLATION

8.1.    Systems Warranty and Service and Maintenance Agreements

        EndoSonics shall make available to purchasers of the Systems its standard warranty as stipulated in Exhibit D. Such warranty for the first year after delivery shall be included in the purchase price of the Systems. EndoSonics shall make an annual extended service and maintenance agreement available, substantially in the form set forth in Exhibit E, exclusively through Distributor in the Territory as from the first year after delivery of the Systems. Distributor shall purchase such annual service and maintenance agreement for each of the Systems to which it retains title in the Territory at a cost set forth in Exhibit A.

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8.2.    Systems Service and Maintenance

        EndoSonics shall be solely responsible within the Territory for the service, repair and maintenance of all Systems, including dispatching calls and providing Distributor reports from time to time. Upon termination of this Agreement for any reason whatsoever, EndoSonics shall take such steps as are necessary to guarantee on-going service, repair and maintenance of the systems installed through Distributor to end customers. Distributor or the end-customers of Distributor shall bear the cost of all service, repairs and maintenance performed that is not covered under warranty or an annual service and maintenance agreement.

8.3.    Catheter and Wire Warranty

        EndoSonics shall provide Product warranty for its Catheters and Wires as stipulated in Exhibit D.

8.4.    Systems Installation

        EndoSonics shall support Distributor with the installation of the Systems at the location of the end-user. Such installation shall include the training of customers with respect to the Products sold. Distributor shall be responsible for all reasonable travel expenses and related disbursements incurred by EndoSonics in connection with said installations.


9.      MAINTENANCE OF RECORDS/PRODUCT RECALLS

9.1.    Maintenance of Records

        Distributor and EndoSonics shall, in compliance with applicable law, including GMP's, maintain accurate records regarding the Products including, without limitation, records of direct sales of Products to third parties, lot numbers, serial numbers, and other manufacturing documentation necessary to ensure traceability of Products. The parties shall retain these records pursuant to the GMP's and applicable law.

9.2.    Product Recalls

        In the event of any recall of Products, either voluntary or otherwise, Distributor shall cooperate with and assist EndoSonics in locating and retrieving such recalled Products, as requested by EndoSonics and at EndoSonics' expense.


10.     COMPLAINTS AND RETURNS/REGULATORY REPORTING/ADVERSE IMPACT

10.1.   Complaints and Returns

        Distributor shall, as soon as reasonably practicable, notify, document and forward to EndoSonics all customer complaints and any Products returned in connection therewith. EndoSonics shall respond to Distributor within ten business days of receipt of a complaint and Distributor shall report EndoSonics' findings to customers, if applicable. EndoSonics shall work diligently to resolve all customer complaints.

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10.2.   Regulatory Reporting and Analysis of returned Products

        EndoSonics shall file, or cause to be filed, all reports required of a manufacturer pursuant to the applicable medical device reporting regulations. EndoSonics, as the manufacturer of the Products, shall perform all failure analysis on the Product within 30 days of receipt of each failed Product and shall file all reports required with the applicable regulatory agency. EndoSonics shall further cooperate with and assist Distributor in submitting all reports that Distributor may be required to file. Distributor shall promptly provide EndoSonics with copies of all such reports.

10.3.   Adverse Impact on the Products

        Each party shall notify the other party's Regulatory Affairs and Quality Assurance Officer or other designee as soon as reasonably practicable of all actions or anticipated actions by any regulatory authority, that could adversely affect the manufacture, marketing, distribution or sale of the Product. Each party shall promptly provide copies to the other party of all reports, citations, violations, warnings and deficiencies received by such party in connection with the Products.


11.     GOVERNMENT APPROVALS/REGISTRATION SUPPORT

11.1.   Government Approvals

        Distributor shall obtain all required government approvals or registrations, if any, prior to the sale of any Product in the Territory. All approvals and registrations shall be obtained under EndoSonics' name, and EndoSonics and Distributor shall equally share in the cost involved. In case of necessary adaptation or modification of Products due to local requirements, the parties will assist each other and will agree upon whether to conduct such adaptations or modifications at EndoSonics' or Distributor's facilities.

        Upon termination of this Agreement for any reason, Distributor shall take all necessary steps to transfer any government approvals for Products to EndoSonics or EndoSonics' nominee (or if such transfer is not permitted, to cooperate in the cancellation of Distributor's government approvals and the re-issuance thereof to EndoSonics or EndoSonics' nominee). Distributor shall promptly return to EndoSonics all data and information relating to Product and make no further use thereof.

11.2.   Registration Support

        EndoSonics shall assist Distributor in registering the Products in the Territory by providing Distributor with:

        (a) materials in EndoSonics' possession necessary to obtain health registrations and marketing approvals, licenses and permits;

        (b)    certificates of analysis, export and compliance;

        (c)    trademark authorizations; and


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        (d)    such other information as Distributor shall reasonably request from time to time.


12.     TRADEMARKS AND PROTECTION OF PROPRIETARY RIGHTS

12.1.   Registration of Trademarks

        EndoSonics shall, at its expense, use reasonable efforts to protect and maintain all registrations, filings and issuance of its Trademarks in full force and effect.

12.2.   Title

        The proprietary rights of EndoSonics in and to Trademarks and any items related thereto are protected by the law of copyright, trademark, trade secrets and unfair competition. Distributor shall have no proprietary interest whatsoever in the Trademarks.

12.3.   Notification of Infringement

        Distributor shall promptly notify EndoSonics of any infringement, of which Distributor has knowledge, of the proprietary rights of EndoSonics in and to the Products or the Trademarks in the Territory and shall cooperate with EndoSonics in any action by EndoSonics to investigate or remedy any such infringement. All costs and expenses of investigating and remedying any such infringement shall be borne by EndoSonics.

12.4.   Use of Trademarks

        EndoSonics hereby grants to Distributor a non-exclusive license to use the Trademarks for the purpose of identifying and marketing the Products in the Territory. Any use of the Trademarks will be in accordance with such instructions as EndoSonics may give Distributor from time to time. Except for its affiliated companies, subdistributors and agents, Distributor shall not grant any sub-licenses to use the Trademarks to any Person, agent or other party without the prior written consent of EndoSonics in each instance.

        Upon the expiration or termination of this Agreement, the non-exclusive license granted hereunder to Distributor shall expire and Distributor shall immediately cease using the Trademarks.

12.5.   Quality Control

        In order to comply with EndoSonics quality control standards, Distributor shall (a) use the Trademarks in compliance with all relevant laws and regulations in the Territory; (b) accord EndoSonics, after previous written request, the right to inspect all marketing and promotional materials in Distributor's possession containing the Trademarks in order to confirm that Distributor's use of such Trademarks is in compliance with this Agreement; and (c) not modify any of the Trademarks in any way and not use any of the Trademarks on any goods or services other than the Products or in connection therewith. In the event EndoSonics has a good faith and substantial reason to believe that Distributor is not complying with this provision, EndoSonics may, within 30 days of a written notification to Distributor stating and justifying the reasons, suspend Distributor's right to use the Trademarks until such time as Distributor gives EndoSonics adequate assurances that it has taken corrective measures and that it will thereafter comply with this provision.

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12.6.   Limitation of Distributor's Rights and Software License

        Distributor shall have no access to or rights in the source codes of any software included in the Products. Distributor shall have no right to copy, modify or re-manufacture any Product or part thereof and shall comply with the confidentiality obligations under Section 14.

        For each System sold, EndoSonics licenses Distributor and its end customer with a one-time paid in full perpetual license to use the EndoSonics software and related updates and releases on the specific System sold.


13.     INDEMNIFICATION

13.1.   Indemnification by Distributor

        Except with respect to any of the following that arises from gross negligence or willful misconduct of EndoSonics or its agents and subject to Section 13.3 Distributor shall indemnify, defend and hold harmless EndoSonics, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorney's fees), and other liabilities asserted by parties, both governmental and non-governmental, resulting from or arising out of (a) any misrepresentation of Distributor contained herein or breach of any warranty made by Distributor; (b) any breach, violation or non-performance of any covenant, condition or agreement in this Agreement by Distributor; and (c) the material inaccuracy of any representation or warranty of the Products made by Distributor.

13.2.   Indemnification by EndoSonics

        Except with respect to any of the following that arises from the gross negligence or willful misconduct of Distributor or its agents and subject to Section 13.3, EndoSonics shall indemnify, defend and hold harmless Distributor, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorneys' fees), and other liabilities asserted by third parties, both governmental and nongovernmental, resulting from or arising out of (a) any misrepresentation of EndoSonics contained herein or breach of any warranty or guaranty made by EndoSonics, (b) any breach, violation or nonperformance of any covenant, condition or agreement in this Agreement by EndoSonics, (c) the design of the Products, (d) any injury to any property or person arising in connection with the design, manufacture, use or application of the Products, (e) any infringement or alleged infringement of the Products on any product, device, method, process, trade name, trademark or patent, and (f) any and all taxes, fees, fines, penalties, assessments, charges, expenses or other governmental levies assessed on the Products which are not attributable to Distributor's acts or omissions.

13.3.   Limitations to Indemnity

        The indemnities of Sections 13.1 and 13.2 shall not apply (a) if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party, or (b) unless the indemnifying party is given the opportunity to approve any settlement. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).


14.     CONFIDENTIALITY

        Distributor acknowledges that by reason of its relationship to EndoSonics hereunder it will have access to confidential or proprietary information ("Confidential Information"). Confidential Information shall include all technology, inventions, designs, processes, formulas, computer software, specifications, customer lists, product development plans, forecasts, and all other business, technical and financial information provided to Distributor. Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information revealed to it by EndoSonics. Distributor shall take every reasonable precaution to protect the confidentiality of such information.

        Upon request by Distributor, EndoSonics shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by EndoSonics (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of Confidential Information of EndoSonics, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of EndoSonics' Confidential Information.


        The duty of confidentiality set forth herein shall not apply to information that:

        (a)    is, at the time of disclosure, in the public domain;

        (b) after disclosure, enters the public domain except where such entry is a direct result of a breach of this Agreement;

        (c) prior to disclosure, was already known to the party receiving such information, as evidenced by its written records;

        (d) subsequent to disclosure, is obtained from a third party in possession of such information and not under a contractual or fiduciary obligation to keep such information in confidence;

        (e) is filed with any governmental or any regulatory authority and available to the public; or

        (f) is disclosed pursuant to any judicial or governmental requirement or order.

        Distributor's duty of confidentiality set forth above shall be limited to the Term, each Renewal Term, if any, and 2 years from the expiration thereof.

15.     MISCELLANEOUS

15.1.   Notices

        All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, shall be deemed to have been duly given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with the receipt confirmed), or on the third business day after posting thereof by registered or certified mail, return receipt requested, prepaid and addressed as follows (or such other address as the parties may designate by written notice in the manner of aforesaid):

        If to Distributor:

               Company:      JOMED International AB
               Address:      Drottninggatan 94
               City:         S-25221 Helsingborg
               Country:      Sweden
               Attention:    Mr. Tor Peters
               Position:     President
               Telephone:    +46-42-490.6000
               Facsimile:    +46-42-490.6001



        If to EndoSonics:

               EndoSonics Europe B.V.
               P.O. Box 1178
               2280 CD Rijswijk
               The Netherlands
               Attention:    Mr. Leo H. Vogelzang
                             Director
               Telephone:    +31-70-307.3929
               Facsimile:    +31-70-307.3922

        With a copy to:

               EndoSonics Corporation
               2870 Kilgore Road
               Rancho Cordova, CA 95670
               USA
               Attention:    Mr. Gary Wilson
                             Vice President Worldwide Sales & Marketing
               Telephone:    +1-916-861.0105
               Facsimile:    +1-916-631.9546

15.2.   Governing Law and Jurisdiction

        This Agreement shall be governed by and construed in all respects in accordance with the laws of the Netherlands and fall under the jurisdiction of the place of office of EndoSonics.

15.3.   Entire Agreement

        This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior representations, agreements and understandings among the parties with respect to such subject matter.

15.4.   Amendments

        No changes or amendments or alterations to this Agreement shall be effective unless in writing and signed by all parties hereto.

15.5.   Remedies Cumulative

        The rights, powers and remedies set forth herein are cumulative and shall be in addition to any and all other rights, powers and remedies provided by law. The exercise of any right or remedy hereunder shall not in any way constitute a cure under this Agreement, or prejudice either party in the exercise of any of its rights under this Agreement or law.

15.6.   Non-Assignment

        This Agreement may not be assigned by either party without the prior written consent of the other party.

15.7.   Force Majeure

        Non-performance of either party shall be excused (except for payment of moneys and confidentiality) to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

15.8.   Legal Expenses

        The prevailing party in any legal action brought by one party against the other arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.

15.9.   Survival of Certain Terms

        The provisions of Sections 3.4, 8.2, 8.3, 9,10.2, 10.3, and 14 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

15.10.  Waiver

        No waiver of any default in the performance of any of the duties or obligations arising out of this Agreement shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Agreement.
        Failure on the part of either party to object to any act or failure to act of the other party, or declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by the party of its rights hereunder.

15.11.  Severability

        If any provision of this Agreement shall be held to be unenforceable in whole or in part, then the invalidity of such provision shall not be held to invalidate any other provision herein and all other provisions shall remain in full force and effect.

15.12.  Counterparts

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by both parties as of the date first written above.


EndoSonics Europe B.V.                       Distributor



Signature:                                   Signature:
          -------------------------                    -------------------------
Name:     Mr. L.H. Vogelzang                 Name:     Mr. T. Peters
Title:    Director                           Title:    President

Date:                                        Date:
          -------------------------                    -------------------------

                                    EXHIBIT A

                  ENDOSONICS/CARDIOMETRICS PRODUCTS AND PRICES

ENDOSONICS SYSTEMS, SYSTEM OPTIONS AND ACCESSORIES:

                                      [ * ]





ENDOSONICS CATHETERS:

                                      [ * ]





[ * ] Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

CARDIOMETRICS SYSTEMS AND ACCESSORIES:

                                      [ * ]






CARDIOMETRICS FLOWIRE(R) DOPPLER GUIDE WIRES:

                                      [ * ]








CARDIOMETRICS WAVEWIRE(TM) PRESSURE GUIDE WIRES:

                                      [ * ]




USAGE DISCOUNTS AVAILABLE

                      [ * ]



All Products sales are ex-works Rijswijk, The Netherlands, except the Oracle(R) In-Vision(TM) Imaging System, FloMap(R) I and II Systems, and WaveMap(R) System which are ex-works Rancho Cordova, California, USA.


[ * ] Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                     DISTRIBUTION RIGHTS BY GEOGRAPHIC AREA



Territory

-  Baltic States (Estonia, Latvia, Lithuania)

-  East Block, excluding Poland, Czech Republic, Slovakia, Bosnia and Croatia

-  Israel

-  Italy

- Middle East (Lebanon, Northern Africa, Syria, Jordan, Saudi Arabia, Kuwait, Qatar, Bahrain, United Arab Emirates, Oman, Egypt)

-  Nordic (Sweden, Norway, Denmark, Finland, Iceland)

-  Russia

-  South Africa

-  Switzerland

-  Turkey

-  United Kingdom

                                    EXHIBIT C

                           MINIMUM PURCHASE COMMITMENT








                                      [ * ]








[ * ] Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT D

                                    WARRANTY

1.      SYSTEMS LIMITED WARRANTY

        NOTICE: EndoSonics reserves the right to make changes in its products in order to improve design or performance.

        Subject to the conditions and limitations on liability stated herein, EndoSonics warrants that Systems as so delivered shall materially conform to EndoSonics' then current specifications for Systems, for a period of one year from the date of delivery. ANY LIABILITY OF ENDOSONICS WITH RESPECT TO THE SYSTEM OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO SYSTEM REPAIR, REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN ENDOSONICS' OPINION IMPRACTICAL, TO REFUND THE PRICE PAID FOR THE SYSTEM. EXCEPT FOR THE FOREGOING, THE SYSTEM IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. FURTHER, ENDOSONICS DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SYSTEM OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

        Distributor understands that EndoSonics is not responsible for and will have no liability for any items or any services provided by any persons other than EndoSonics' authorized personnel. EndoSonics shall have no liability for delays or failures beyond its reasonable control.

        The happening of any one or more of the following events will void the warranty:

        1 - Defects due to negligence, alteration, modification, installation or repair by anyone other than EndoSonics authorized personnel, or a representative of Distributor authorized by EndoSonics to repair the material.

        2 - Abuse or misuse by end customer.

        3 - Attempted or actual dismantling, disassembling, service or repair in a procedure not specifically authorized by EndoSonics.

        4 - Operating the System in a manner that is not in conformance with purchase specifications and specifications contained in the Operator's manual, and/or supplements.

        5 - Maintenance of the System which is not in accordance with procedures in the Operator's manual, and/or supplements.

        6 - Repair, alteration or modification of the System in any way other than by EndoSonics` authorized personnel, or without EndoSonics' authorization.

        If claims under this warranty become necessary, and the System or components of the System are to be returned, Distributor shall contact EndoSonics for instructions and issuance of a Returned Materials Authorization number. The System or components will not be accepted for warranty purposes unless the return has been authorized by EndoSonics.

        System parts or components repaired or replaced under warranty bear the same warranty expiration date as the original equipment. Consumable parts (including, but not limited to rechargeable batteries, etc.) are warranted only against defects in materials and workmanship. System parts purchased outside the original warranty period are warranted for a period of 90 days, subject to all of the restrictions contained in this Limited Warranty. Use of unauthorized replacement parts may void the warranty. In all cases, EndoSonics will be the sole judge as to what constitutes warrantable damage.

2.      CATHETERS AND WIRES LIMITED WARRANTY

        Subject to the conditions and limitations on liability stated herein, EndoSonics warrants that catheters and wires, as so delivered, shall materially conform to EndoSonics' then current specifications for these catheters or wires upon receipt. ANY LIABILITY OF ENDOSONICS, WITH RESPECT TO CATHETERS OR WIRES OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, WILL BE LIMITED EXCLUSIVELY TO CATHETER OR WIRE REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN ENDOSONICS' OPINION IMPRACTICAL, TO REFUND THE PRICE PAID FOR THE CATHETER OR WIRE. EXCEPT FOR THE FOREGOING, CATHETERS AND WIRES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. FURTHER, ENDOSONICS DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF CATHETERS OR WIRES OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

        Distributor understands that EndoSonics is not responsible for and will have no liability for any items or any services provided by any persons other than EndoSonics' authorized personnel. EndoSonics shall have no liability for delays or failures beyond its reasonable control.

        Additionally, this warranty does not apply if:

        1. A catheter or wire is used in a manner other than described by EndoSonics in the Directions for Use supplied with the catheter or wire.

        2. A catheter or wire is used in a manner that is not in conformance with purchase specifications or specifications contained in the Directions for Use.

        3.  A catheter or wire is re-used or re-sterilized.

        4.  A catheter or wire carries an expired sterilization date.

        5. A catheter or wire is repaired, altered or modified in any way by personnel other than EndoSonics authorized personnel, or without EndoSonics' authorization.

        All catheters and wires shall be inspected for obvious damage upon arrival. If catheters or wires have been damaged in transit, EndoSonics must be notified within 72 hours.

        If claims under this warranty become necessary, contact EndoSonics for instructions and issuance of a Returned Goods Authorization number, if a catheter or wire is to be returned. Catheters or wires will not be accepted for warranty purposes unless the return has been authorized by EndoSonics.

        IN NO EVENT SHALL ENDOSONICS BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO ANY CAUSE WHATSOEVER. No suit or action shall be brought against EndoSonics more than one year after the related cause of action has occurred.

        THE FOREGOING CONSTITUTES ENDOSONICS' SOLE LIABILITY AND DISTRIBUTOR'S SOLE REMEDY WITH RESPECT TO PRODUCTS SOLD BY ENDOSONICS.

                                    EXHIBIT E

                    ENDOSONICS EXTENDED MAINTENANCE AGREEMENT

This Extended Maintenance Agreement is made and entered into this ___________th day of _________________, 1999, by and between EndoSonics Europe B.V., De Bruyn Kopsstraat 15, 2288 EC Rijswijk, The Netherlands (hereinafter referred to as "EndoSonics") and ______________________________ (hereinafter referred to as "Customer").

The Extended Maintenance Agreement covers the following:

        Equipment:            ______________________________

        Serial no.:           ______________________________

        Period:               ______________, 1999 to ___________, 2000


CONDITIONS OF EXTENDED MAINTENANCE AGREEMENT

1.      CALL WINDOW

        8:30 A.M. to 5:00 P.M. (Central European Time) Monday through Friday excluding holidays.

2.      RESPONSE TIME

        48 Hour Response Time during specified call window.

3.      PAYMENT SCHEDULE

        Annually in advance.

4.      TERM

        The Extended Maintenance Agreement shall be effective when signed by both parties. The initial term is twelve (12) months from the commencement date, unless modified on the face of the contract document.

5.      AUTOMATIC RENEWAL

        At the end of each term, the Extended Maintenance Agreement shall be automatically renewed for twelve (12) months, unless terminated by either of the parties at least two (2) months prior to the expiry date.

6.      ELIGIBILITY FOR SERVICE

        The Extended Maintenance Agreement shall only be valid as long as the equipment covered by it is properly installed, and is serviced by EndoSonics authorized personnel only. EndoSonics site environmental conditions must be met at all times.

7.      SERVICE RESPONSIBILITIES OF ENDOSONICS

        7.1. EndoSonics shall maintain the equipment in good condition and furnish service for calls received within the call window. Specifically, EndoSonics shall:

               A.     Provide scheduled planned maintenance and safety check one
                      (1) time per year. Planned maintenance is to be scheduled two weeks in advance within the call window; excluding holidays.

               B. Provide response to requests for remedial service within the call window. Requests for service outside these hours will be provided on a best effort basis at an additional charge.

               C. Provide all expenses incurred by EndoSonics Technical Representative including airfare, lodging, and travel time fees.

               D.     Provide original parts or parts of at least equal quality.

               E. Provide all applicable safety and reliability modifications at no charge.

               F.     Provide all applicable software updates at no charge.

        7.2. EndoSonics shall, at no additional cost to the customer, provide replacement equipment on loan, should EndoSonics fail to service or repair customer's equipment within a reasonable time period.

        7.3.   Parts not covered under this Agreement are:
               Supplies, Video Cassettes and Consumables.

8.      RESPONSIBILITIES OF CUSTOMER

        Customer shall notify EndoSonics immediately of equipment malfunction and allow EndoSonics full unrestricted access to all equipment and areas in which the equipment is commonly operated.

9.      CHARGES

        9.1. The charge for Extended Maintenance during the initial term of this Agreement is US$_____________.

        9.2 Payments of service charges are due forty-five (45) days from the date of the invoice.

        9.3. All service calls received outside the call window are subject to a four (4) hour minimum charge and any additional hours necessary to complete the repair are based upon the overtime rates prevailing at the time. EndoSonics' overtime rates are:

               (a) one and one half (1.5) times the normal hourly rate after 5:00 P.M. and before 8:00 A.M. Monday through Friday and all day Saturday.

               (b) two (2) times the normal hourly rate on Sundays and scheduled holidays.

        9.4. Charges are exclusive of, and Customer is responsible for, all sales, use, and like taxes where applicable.

10. The provisions of the Agreement shall be interpreted under the laws of The Netherlands.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AGREED TO AND ACCEPTED

Customer                                     EndoSonics Europe B.V.
Name:                                        Name:  F. van den Broek
Title:                                       Title: Service Manager
Signature:                                   Signature: